UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): March 3, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 5.02 is incorporated by reference into Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Director

On March 3, 2015, Mr. Stuart Smith tendered his resignation as a member of the Board of Directors (“Board”) of Marathon Patent Group, Inc. (the “Company”), effective immediately. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 6, 2015, the Board approved entering into a consulting agreement with Mr. Smith, pursuant to which Mr. Smith shall provide certain consulting services to the Company. Under the consulting agreement, stock options granted to Mr. Smith while he was on the Board shall continue to vest.

Election of New Director

On March 6, 2015, the Board appointed Mr. Richard S. Chernicoff to fill the vacancy created by the resignation of Mr. Smith.  The Board has determined that Mr. Chernicoff qualifies as an independent director under the rules of the NASDAQ Stock Market LLC. Mr. Chernicoff will serve as a member of the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee.

There is no family relationship between Mr. Chernicoff and any of our other officers and directors.  There are no understandings or arrangements between Mr. Chernicoff and any other person pursuant to which Mr. Chernicoff was appointed as director.

Richard Chernicoff, Age 49, has served as a director of Unwired Planet, Inc. since March 2014. Prior to joining the board of directors of Unwired Planet, Inc., Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Mr. Chernicoff was President of Unity Semiconductor Corp. from December 2009 to July 2011. Prior to that, Mr. Chernicoff was with San Disk from 2003 to 2009 where as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions and intellectual property matters. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP from 2001 to 2003, and Mr. Chernicoff was a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP from 1995 to 2000. Prior to that, Mr. Chernicoff was a member of the staff of the United States Securities and Exchange Commission in Washington DC from 1993 to 1995. Mr. Chernicoff began his career as a certified public accountant with Ernst & Young. Mr. Chernicoff has a B.S. in Business Administration from California State University Northridge and received a J.D. from St. John’s University School of Law. The Board believes Mr. Chernicoff’s qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

Grant of Stock Options

Pursuant to Mr. Chernicoff's appointment to the Company’s Board of Directors, the Board approved the issuance of options to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan (the “Options”), subject to shareholder approval. The exercise price of the Options equals the closing price of the Company’s common stock on March 6, 2015, which was $7.37 per share.  The Options have an expiration date of March 6, 2020 and will vest pro rata on a monthly basis over a twelve-month period commencing March 6, 2015, provided that Mr. Chernicoff remains a member of the Board on a continuous basis through each vesting date.

Appointment of Secretary

On March 6, 2014, the Company appointed its CFO, Francis Knuettel II, as the Secretary of the Company. Mr. Knuettel has served as the Company’s CFO since May 15, 2014.

Francis Knuettel II

From 2013 through his appointment as CFO of Marathon Patent Group, Mr. Knuettel was Managing Director and CFO for Greyhound IP LLC, an investor in patent litigation expenses for patents enforced by small firms and individual inventors.  Since 2007, Mr. Knuettel has been the Managing Member of Camden Capital LLC, which is focused on the monetization of patents Mr. Knuettel acquired in 2007. From 2007 through 2013, Mr. Knuettel served as the Chief Financial Officer of IP Commerce, Inc.  IP Commerce is the creator of an open commerce network, delivering on-demand access to the next generation of commerce services in the payments industry.  From 2005 through 2007, Mr. Knuettel served as the CFO of InfoSearch Media, Inc., a publicly traded company, at which he managed the acquisition of numerous private companies, multiple PIPE transactions and the filing of numerous registration statements.  Prior to InfoSearch, from 2000 through 2004, Mr. Knuettel was at Internet Machines Corporation, a fables semiconductor company located in Los Angeles, where he served on the Board of Directors and held several positions, including Chief Executive Officer and Chief Financial Officer. At Internet Machines, Mr. Knuettel raised almost $90 million in equity and debt and managed the sale of the business in 2004. During 1999, he was Chief Financial and Operating Officer for Viking Systems, Inc., a Boston-based producer of enterprise software systems for non-profit fundraising institutions.  From 1996 through 1999, he was Director of Finance and then Vice President of Operations and Chief Financial Officer for Fightertown Entertainment, Inc. in Irvine, California.

Mr. Knuettel was a member of the Board of Directors and Chairman of the Audit Committee for Firepond, Inc., a publicly traded producer of CPQ software systems. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

There is no family relationship between Mr. Knuettel and any of our other officers and directors. There are no understandings or arrangements between Mr. Knuettel and any other person pursuant to which Mr. Knuettel was appointed as the Chief Financial Officer.

Except for the aforementioned Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Knuettel had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 9, 2015

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer